CONSENT OF INDEPENDENT AUDITORS



The Directors and Shareholders
Keystone Precious Metals Holdings, Inc.


We consent to the use of our report dated March 31, 1997 for Keystone Precious Metals Holdings, Inc. incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the prospectus/proxy statement.



                                            \s\KPMG Peat Marwick LLP
                                            ------------------------
                                            KPMG Peat Marwick LLP

Boston Massachusetts
December 3, 1997




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